Exhibit 10.1

CERTAIN INFORMATION INDICATED BY [***] HAS BEEN DELETED FROM THIS EXHIBIT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2.

[Letterhead of Wells Fargo Capital Finance, LLC]

February 2, 2015

Mad Catz, Inc.

10680 Treena Street

Suite 500

San Diego, CA

92131-2447

Dear Sirs/Mesdames:

Re:	Fourth Amended and Restated Loan Agreement dated August 1, 2012 (as amended, modified, supplemented, extended, renewed, restated or replaced from time to time, the “Loan Agreement”) between Wells Fargo Capital Finance, LLC (“Wells Fargo”), Mad Catz, Inc. (the “Borrower”) and the Obligors party thereto. Capitalized terms not otherwise defined in this Agreement shall have the meanings given to them in the Loan Agreement unless stated otherwise.

We hereby notify you that an Event of Default (the “Existing Event of Default”) has occurred under Section 8.24 of the Loan Agreement as a result of MCII’s failure to maintain consolidated EBITDA of not less than [***] calculated on a rolling 12 month basis at the end of the month of December 2014. The financial statements recently delivered by the Borrower to Wells Fargo indicated that such EBITDA was $1,002,000.

In connection with the Existing Event of Default, you have requested that we provide this Agreement to you in order to, among other things, waive the Existing Event of Default and amend the Loan Agreement, all as specifically set out below.

1.	Limited Waiver.

(a)	Wells Fargo hereby waives the Existing Event of Default.

(b)	Notwithstanding the foregoing, the limited waiver by Wells Fargo above:

(i)	shall not extend to any other Default or Event of Default by the Borrower or any Obligor under the Financing Agreements;

(ii)	shall not be construed as a waiver of any other provisions of the Financing Agreements or consent to, or waiver of, any further or future action on the part of the Borrower or any Obligor;

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

(iii)	is intended to be limited to the specific purpose and intent for which same has been provided, and does not prejudice any rights or remedies that Wells Fargo may have now or may have in the future under or in connection with the Financing Agreements.

(c)	Wells Fargo reserves its rights and remedies at any time and from time to time arising in connection with any Defaults or Events of Default now existing or hereafter arising (other than the Existing Event of Default specifically waived above).

2.	Amendments to Loan Agreement

(a)	Section 8.24 (EBITDA) of the Loan Agreement is hereby deleted and replaced with the following:

“8.24 EBITDA

MCII shall maintain consolidated EBITDA of not less than the amounts set forth below calculated on a rolling 12 month basis and at the end of the months set forth below:

Month	EBITDA
January 2015	[***]
February 2015	[***]
March 2015	[***]
April 2015	[***]
May 2015	[***]
June 2015	[***]

and Lender, Borrower and Obligors shall agree to new financial covenants by June 15, 2015 and failure to so agree by such date shall be an Event of Default.”

(b)	The compliance certificate required to be delivered by Borrower pursuant to Section 8.6(g) of the Loan Agreement shall be in the form attached hereto as Exhibit “A”.

(c)	This Agreement is an amendment to the Loan Agreement. Unless the context of this Agreement otherwise requires, the Loan Agreement and this Agreement shall be read together and shall have effect as if the provisions of the Loan Agreement and this Agreement were contained in one agreement. The term “Agreement” when used in the Loan Agreement means the Loan Agreement as amended by this Agreement, together with all amendments, modifications, supplements, extensions, renewals, restatements and replacements thereof from time to time.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

(d)	Nothing in this Agreement when read together with this Agreement, shall constitute a novation, payment, re-advance or reduction or termination in respect of any Obligations.

3.	Representations and Warranties

In order to induce Wells Fargo to enter into this Agreement, the Borrower and each Obligor represent and warrant to Wells Fargo as follows, which representations and warranties shall survive the execution and delivery of this Agreement:

(a)	After giving effect to this Agreement:

(i)	all of the representations and warranties in the Loan Agreement and the other Financing Agreements are true and correct as of the date hereof;

(ii)	each of the Borrower and the Obligors is in compliance with all the covenants contained in the Loan Agreement and the other Financing Agreements;

(iii)	no Default or Event of Default exists or is continuing;

(b)	the execution, delivery and performance of this Agreement and the transactions contemplated hereunder are all within the Borrower’s and each Obligor’s corporate powers, have been duly authorized and are not in contravention of law or the terms of the Borrower’s or each Obligor’s certificate of incorporation, by-laws or other organizational documentation, or any indenture, agreement or undertaking to which the Borrower or an Obligor is a party or by which the Borrower’s or an Obligor’s property is bound;

(c)	each of the Borrower and the Obligors have duly executed and delivered this Agreement; and

(d)	this Agreement constitutes a legal, valid and binding obligation of the Borrower and each Obligor, enforceable against them by Wells Fargo in accordance with the terms of this Agreement.

4.	General

(a)	The Loan Agreement, as amended by this Agreement, shall continue in full force and effect and the rights and obligations of all parties thereunder shall not be affected or prejudiced in any manner except as specifically provided for herein.

(b)	It is agreed and confirmed that after giving effect to this Agreement, all security and guarantees delivered by the Borrower and each Obligor secures the payment and performance of all of the Obligations including, without limitation, the obligations, liabilities and indebtedness arising under the Loan Agreement.

(c)	The Borrower and each Obligor shall execute and deliver such documents and take such actions as may be necessary or desirable by Wells Fargo to give effect to the provisions and purposes of this Agreement, all at the expense of the Borrower and each Obligor.

(d)	The Borrower agrees to pay Wells Fargo a $35,000 waiver and amendment fee which is earned by Wells Fargo and payable to Wells Fargo on the date hereof.

(e)	The Borrower and each Obligor shall pay all fees, expenses and disbursements including, without limitation, legal fees, incurred by or payable to Wells Fargo in connection with the preparation, negotiation, execution, delivery, review and enforcement of this Agreement and all other documents and instruments arising therefrom and/or executed in connection therewith.

(f)	This Agreement may be executed and delivered by facsimile or pdf and in any number of counterparts, each of which when so executed and delivered is an original and all of which taken together constitute one and the same instrument.

(g)	This Agreement shall be governed by the laws of the State of Illinois.

(h)	This Agreement is a Financing Agreement.

If the foregoing correctly sets out our agreement, please indicate your acceptance of the terms and conditions of this Agreement by signing below and returning an executed copy to us by no later than 5:00 p.m. (PST) on February 18, 2015 after which time, if not accepted by all of you, this Agreement shall be null and void.

Yours truly,

WELLS FARGO CAPITAL FINANCE, LLC

Per:	/s/ GARY WHITAKER
Name: Gary Whitaker Title: Authorized Signer

Agreed this 2nd day of February, 2015.

MAD CATZ, INC.		MAD CATZ INTERACTIVE, INC.

Per:	/s/ DARREN RICHARDSON	Per:	/s/ DARREN RICHARDSON
	Name: Darren Richardson Title: President & CEO		Name: Darren Richardson Title: President & CEO

1328158 ONTARIO INC.		WINKLER ATLANTIC HOLDINGS LIMITED

Per:	/s/ DARREN RICHARDSON	Per:	/s/ DARREN RICHARDSON
	Name: Darren Richardson Title: Director		Name: Darren Richardson Title: Director

MAD CATZ EUROPE LIMITED		MAD CATZ INTERACTIVE ASIA LIMITED

Per:	/s/ BRIAN ANDERSEN	Per:	/s/ DARREN RICHARDSON
	Name: Brian Andersen Title: COO		Name: Darren Richardson Title: Director

FX UNLIMITED, INC.		MAD CATZ GMBH

Per:	/s/ DARREN RICHARDSON	Per:	/s/ DARREN RICHARDSON
	Name: Darren Richardson Title: President & CEO		Name: Darren Richardson Title: Director

SAITEK, S.A.		MAD CATZ TECHNOLOGICAL DEVELOPMENT (SHENZHEN) CO., LTD.

Per:	/s/ OLIVIER VOIRIN	Per:	/s/ CHEUNG HING TIM (NICHOLAS)
	Name: Olivier Voirin Title: President		Name: Cheung Hing Tim (Nicholas) Title: Legal Representative

MAD CATZ CO., LTD.

Per:	/s/ TAKETOSHI MATSUURA
Name: Taketoshi Matsuura Title: Representative Director, President

Exhibit “A”

Form of Compliance Certificate

MAD CATZ, INC.

Date:                 ,             .

This Compliance Certificate (this “Certificate”) is given by MAD CATZ, INC. (“Borrower”) pursuant to Section 8.6(g) of the Fourth Amended and Restated Loan Agreement dated as of August 1, 2012 (as amended, modified, supplemented, extended, renewed, restated or replaced from time to time, the “Loan Agreement”) between Wells Fargo Capital Finance, LLC, as Lender and US Collateral Agent, Borrower and Obligors. Capitalized terms used herein without definition shall have the meanings set forth in the Loan Agreement.

The officer executing this Certificate is the Chief Financial Officer of Borrower, and as such is duly authorized to execute and deliver this Certificate on behalf of Borrower. By so executing this Certificate, Borrower hereby certifies to Lender that:

(a)	the financial statements delivered with this Certificate comply with all requirements of the Loan Agreement and fairly present the financial position of Borrower or Obligor, as applicable, as of such date and for the applicable period then ended in accordance with GAAP;

(b)	Borrower has reviewed the relevant terms of the Financing Agreements and the condition of Borrower, Obligors and their subsidiaries;

(c)	Borrower and Obligors are in compliance with all financial covenants set forth in Sections 8.20 and 8.24 of the Loan Agreement, as demonstrated by the calculations of such covenants set forth in the Excel spreadsheets attached hereto and as indicated below;

	Covenant	Compliance
(i)	Section 8.20 of Loan Agreement – Software Expenditures	Yes/No

(ii)	Section 8.24 of the Loan Agreement – EBITDA	Yes/No

(d)	the Fixed Change Coverage Ratio for purposes of assisting Lender in determining the Applicable Rate is [—] for the final month of the most recently ended Fiscal Quarter, as demonstrated by the calculations set forth in the Excel spreadsheet attached hereto; and

(e)	no Default or Event of Default exists, except as set forth below, which includes a description of the nature and status and period of existence of such Default or Event of Default and what action Borrower has taken, and is undertaking and proposes to take with respect thereto.

IN WITNESS WHEREOF, Borrower has caused this Certificate to be executed by                      of Borrower this             day of             , 20        .

MAD CATZ, INC.

By:
Name: Title: